EXHIBIT 99.1

News Release

Pioneer Southwest Energy Partners L.P. Reports
Third Quarter 2011 Financial and Operating Results

Dallas, Texas, November 1, 2011 -- Pioneer Southwest Energy Partners L.P.  (“Pioneer Southwest” or “the Partnership”) (NYSE:PSE) today announced financial and operating results for the quarter ended September 30, 2011.

Pioneer Southwest reported third quarter net income of $89 million, or $2.69 per common unit.  Net income included unrealized mark-to-market derivative gains of $62 million, or $1.88 per common unit.  Without the effect of this item, adjusted income for the third quarter was $27 million, or $0.81 per common unit.  Cash flow from operations for the third quarter was $32 million.

Oil and gas sales for the third quarter averaged 7,429 barrels oil equivalent per day (BOEPD), an increase of 11% compared to the second quarter of 2011, reflecting the success of the Partnership’s two-rig drilling program and the addition of incremental oil transport trucks during the third quarter to cover a shortfall that arose during the second quarter.  Third quarter oil sales averaged 4,598 barrels per day (BPD), natural gas liquid (NGL) sales averaged 1,707 BPD and gas sales averaged 7 million cubic feet per day.

The third quarter average reported price for oil was $108.46 per barrel.  The average reported price for NGLs was $45.27 per barrel, and the average reported price for gas was $3.57 per thousand cubic feet.

The Partnership has a large inventory of remaining oil drilling locations in the Spraberry field, with approximately 100 40-acre locations and 1,200 20-acre locations.  During 2011, the Partnership expects to drill approximately 40 wells at a net cost of $65 million to $75 million, including facilities capital.  All wells are being completed in the Lower Wolfcamp and organic rich shale/silt intervals.  In addition, the Partnership is completing the majority of its wells in the deeper Strawn interval and is continuing to evaluate the Atoka interval in certain areas of the field. Approximately 60% and 40% of the Partnership’s acreage position has Strawn and Atoka potential, respectively.  During the first nine months of 2011, the Partnership added 33 new wells to production and exited the third quarter of 2011 with eight wells awaiting completion. The 2011 drilling program is expected to generate full-year production growth of more than 5% as compared to 2010.

The Partnership has additional borrowing capacity under its credit facility of $203 million as of September 30, 2011, which is expected to be adequate to fund future growth from the two-rig drilling program and acquisitions.

Pioneer Southwest previously announced a cash distribution of $0.51 per outstanding common unit for the quarter ended September 30, 2011, or $2.04 per outstanding common unit on an annual basis.  The distribution is payable November 11, 2011, to unitholders of record at the close of business on October 31, 2011.

Distribution sustainability is supported by the Partnership’s low-decline rate Spraberry properties, its large drilling inventory of 40-acre and 20-acre locations and its strong derivative position through 2014.  Of the Partnership’s forecasted production, derivative contracts cover approximately 70% in the fourth quarter of 2011, 80% in 2012, 60% in 2013 and 25% in 2014.

Fourth Quarter 2011 Financial Outlook
The following paragraphs provide the Partnership’s fourth quarter of 2011 outlook for certain operating and financial items.

Production is forecasted to average 7,100 BOEPD to 7,600 BOEPD.  Production costs (including production and ad valorem taxes) are expected to average $20.00 to $23.00 per barrel oil equivalent (BOE) based on current NYMEX strip prices for oil, NGLs and gas.  Depreciation, depletion and amortization expense is expected to average $5.75 to $6.75 per BOE.

General and administrative expense is expected to be $1.5 million to $2.5 million.  Interest expense is expected to be $400 thousand to $600 thousand.  Accretion of discount on asset retirement obligations is forecasted to be nominal.

Pioneer Southwest’s cash taxes and effective income tax rate are expected to be approximately 1% of earnings before income taxes as a result of Pioneer Southwest being subject to the Texas Margin tax.

Earnings Conference Call

On Wednesday, November 2, 2011, at 1:30 pm Central Time, Pioneer Southwest will discuss its financial and operating results with an accompanying presentation.  Instructions for listening to the call and viewing the accompanying presentation are shown below.

Internet:  www.pioneersouthwest.com
Select “Investors,” then “Earnings Calls & Webcasts” to listen to the discussion and view the presentation.

Telephone: Dial (877) 719-9789 confirmation code: 1604214 five minutes before the call to listen to the discussion.  View the presentation via Pioneer Southwest’s internet address above.

A replay of the webcast will be archived on Pioneer Southwest’s website.  A telephone replay will be available through November 23 by dialing (888) 203-1112 confirmation code: 1604214.

Pioneer Southwest is a Delaware limited partnership, headquartered in Dallas, Texas, with current production and drilling operations in the Spraberry field in West Texas.   For more information, visit www.pioneersouthwest.com.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer Southwest are subject to a number of risks and uncertainties that may cause Pioneer Southwest’s actual results in future periods to differ materially from the forward-looking statements.  These risks and uncertainties include, among other things, volatility of commodity prices, the effectiveness of Pioneer Southwest’s commodity price derivative strategy, reliance on Pioneer Natural Resources Company and its subsidiaries to manage Pioneer Southwest’s business and identify and evaluate drilling opportunities and acquisitions, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services and personnel required to complete Pioneer Southwest’s operating activities, access to and availability of transportation, processing and refining facilities, Pioneer Southwest’s ability to replace reserves, including through acquisitions, and implement its business plans or complete its development activities as scheduled, uncertainties associated with acquisitions, access to and cost of capital, the financial strength of counterparties to Pioneer Southwest’s credit facility and derivative contracts and the purchasers of Pioneer Southwest’s oil, NGL and gas production, uncertainties about estimates of reserves and the ability to add proved reserves in the future, the assumptions underlying production forecasts, quality of technical data and environmental and weather risks, including the possible impacts of climate change. These and other risks are described in Pioneer Southwest’s 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission. In addition, Pioneer Southwest may be subject to currently unforeseen risks that may have a materially adverse impact on it. Pioneer Southwest undertakes no duty to publicly update these statements except as required by law.

Pioneer Southwest Energy Partners L.P. Contacts:

Investors
Frank Hopkins – 972-969-4065
Eric Pregler – 972-969-5756
Brian Hansen – 972-969-4017

Media and Public Affairs
Susan Spratlen – 972-969-4018
Suzanne Hicks – 972-969-4020

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2011	2010

	ASSETS
Current assets:
Cash and cash equivalents	$5,155	$107
Accounts receivable	18,940	15,824
Inventories	894	883
Prepaid expenses	353	260
Derivatives	10,965	18,753
Total current assets	36,307	35,827

Property, plant and equipment, at cost:
Oil and gas properties, using the successful efforts method of accounting:
Proved properties	418,206	364,237
Accumulated depletion, depreciation and amortization	(137,236)	(125,963)
Total property, plant and equipment	280,970	238,274

Deferred income taxes	1,052	1,751
Derivatives	5,869	3,783
Other, net	288	425
	$324,486	$280,060

	LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
Accounts payable:
Trade	$15,657	$8,422
Due to affiliates	667	1,164
Interest payable	146	30
Income taxes payable to affiliate	423	492
Deferred income taxes	62	63
Derivatives	6,160	9,673
Asset retirement obligations	500	1,000
Total current liabilities	23,615	20,844

Long-term debt	97,000	81,200
Derivatives	4,113	31,713
Asset retirement obligations	12,371	11,558
Partners' equity	187,387	134,745
	$324,486	$280,060

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues:
Oil and gas	$55,200	$44,907	$159,486	$134,734
Interest and other	-	-	2	-
Derivative gains (losses), net	55,761	(19,971)	28,852	20,334
	110,961	24,936	188,340	155,068

Costs and expenses:
Oil and gas production	10,002	9,964	28,378	28,221
Production and ad valorem taxes	3,629	2,962	10,460	8,961
Depletion, depreciation and amortization	4,372	3,313	11,272	9,381
General and administrative	1,873	1,600	5,287	4,752
Accretion of discount on asset retirement obligations	229	136	684	409
Interest	413	386	1,206	1,157
	20,518	18,361	57,287	52,881

Income before taxes	90,443	6,575	131,053	102,187
Income tax provision	(946)	(60)	(1,353)	(993)
Net income	$89,497	$6,515	$129,700	$101,194

Allocation of net income:
General partner's interest	$90	$6	$130	$101
Limited partners' interest	89,231	6,491	129,335	101,024
Unvested participating securities' interest	176	18	235	69
Net income	$89,497	$6,515	$129,700	$101,194

Net income per common unit - basic and diluted	$2.69	$0.20	$3.91	$3.05

Weighted average common units outstanding - basic and diluted	33,114	33,114	33,114	33,114

Distributions declared per common unit	$0.51	$0.50	$1.52	$1.50

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Cash flows from operating activities:
Net income	$89,497	$6,515	$129,700	$101,194
Adjustments to reconcile net income to net cash provided by
operating activities:
Depletion, depreciation and amortization	4,372	3,313	11,272	9,381
Deferred income taxes	885	45	943	628
Accretion of discount on asset retirement obligations	229	136	684	409
Amortization of debt issuance costs	45	45	136	136
Amortization of unit-based compensation	141	63	372	146
Commodity derivative related activity	(62,330)	14,233	(52,702)	(39,409)
Change in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(1,153)	(327)	(3,116)	222
Inventories	131	(254)	(11)	(257)
Prepaid expenses	(242)	(266)	(93)	(126)
Accounts payable	656	1,903	3,037	3,752
Interest payable	3	4	116	(3)
Income taxes payable to affiliate	(419)	(446)	(69)	(96)
Asset retirement obligations	(182)	(393)	(468)	(557)
Net cash provided by operating activities	31,633	24,571	89,801	75,420
Cash flows from investing activities:
Additions to oil and gas properties	(20,774)	(10,834)	(50,170)	(32,713)
Net cash used in investing activities	(20,774)	(10,834)	(50,170)	(32,713)
Cash flows from financing activities:
Borrowings under credit facility	17,500	16,000	50,404	47,000
Principal payments on credit facility	(7,500)	(14,000)	(34,604)	(40,000)
Distributions to unitholders	(16,905)	(16,573)	(50,383)	(49,721)
Net cash used in financing activities	(6,905)	(14,573)	(34,583)	(42,721)
Net increase (decrease) in cash and cash equivalents	3,954	(836)	5,048	(14)
Cash and cash equivalents, beginning of period	1,201	1,447	107	625
Cash and cash equivalents, end of period	$5,155	$611	$5,155	$611

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUMMARY PRODUCTION AND PRICE DATA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Average Daily Sales Volumes:
Oil (Bbls) -	4,598	3,894	4,263	3,874

Natural gas liquids (Bbls) -	1,707	1,722	1,578	1,628

Gas (Mcf) -	6,744	6,092	6,503	5,987

Total (BOE) -	7,429	6,631	6,925	6,500

Average Reported Prices:
Oil (per Bbl) -	$108.46	$100.02	$115.95	$101.79

Natural gas liquids (per Bbl) -	$45.27	$41.25	$42.94	$43.23

Gas (per Mcf) -	$3.57	$4.53	$3.41	$4.80

Total (per BOE) -	$80.77	$73.61	$84.36	$75.93

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL EARNINGS PER UNIT INFORMATION
(in thousands, except for per unit amounts)

The Partnership follows the two-class method of calculating basic and diluted net income per unit.  Under the two-class method, generally accepted accounting principle ("GAAP") provides that the net income applicable to the Partnership be allocated to all securities that participate in the Partnership's earnings.  Accordingly, net income applicable to the Partnership is allocated to the General Partner, unvested participating securities and common unitholders.  Net losses applicable to the Partnership are allocated to the General Partner and common unitholders but only to unvested participating securities to the extent that they receive distributions during loss periods because unvested participating securities are not contractually obligated to share in the Partnership's net losses.  Unit- and unit-based awards with guaranteed dividend or distribution participation rights qualify as "participating securities" during their vesting periods.  The Partnership's basic and diluted net income per unit attributable to common unitholders is computed as (i) net income applicable to the Partnership, (ii) less General Partner net income, (iii) less unvested participating securities' basic and diluted net income (iv) divided by weighted average basic and diluted units outstanding.

The following table provides a reconciliation of the Partnership's net income applicable to the Partnership to basic and diluted net income attributable to common unitholders, and the calculation of net income per common unit - basic and diluted, for the three and nine months ended September 30, 2011 and 2010:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net income applicable to the Partnership	$89,497	$6,515	$129,700	$101,194
Less:
General partner's interest	(90)	(6)	(130)	(101)
Unvested participating securities' interest	(176)	(18)	(235)	(69)
Basic and diluted net income applicable to common unitholders	$89,231	$6,491	$129,335	$101,024

Weighted average basic and diluted units outstanding	33,114	33,114	33,114	33,114

Net income per common unit - basic and diluted	$2.69	$0.20	$3.91	$3.05

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in thousands)

EBITDAX and distributable cash flow (as defined below) are presented herein and reconciled to the GAAP measures of net cash provided by operating activities and net income.  Management of Pioneer Southwest Energy Partners L.P. believes these financial measures provide additional information to the investment community about the Partnership's ability to generate sufficient cash flow to sustain or increase distributions to its unitholders, among other items.  In particular, EBITDAX is used in the Partnership's credit facility to determine the interest rate that the Partnership will pay on outstanding borrowings and to determine compliance with the leverage and interest coverage tests. EBITDAX and distributable cash flow should not be considered as alternatives to net cash provided by operating activities or net income, as defined by GAAP.

	Three Months Ended	Nine Months Ended
	September 30, 2011	September 30, 2011

Net cash provided by operating activities	$31,633	$89,801
Add/(Deduct):
Depletion, depreciation and amortization	(4,372)	(11,272)
Deferred income taxes	(885)	(943)
Accretion of discount on asset retirement
obligations	(229)	(684)
Amortization of debt issuance costs	(45)	(136)
Amortization of unit-based compensation	(141)	(372)
Commodity derivative related activity	62,330	52,702
Changes in operating assets and liabilities	1,206	604

Net income	89,497	129,700
Add/(Deduct):
Depletion, depreciation and amortization	4,372	11,272
Accretion of discount on asset retirement obligations	229	684
Interest expense	413	1,206
Income tax provision	946	1,353
Amortization of unit-based compensation	141	372
Commodity derivative related activity	(62,330)	(52,702)

EBITDAX (a)	33,268	91,885
Deduct:
Cash reserves to maintain production and cash flow	(7,908)	(22,450)
Cash interest expense	(368)	(1,070)
Cash income taxes	(61)	(410)

Distributable cash flow (b)	$24,931	$67,955

__________
(a)
"EBITDAX" represents earnings before depletion, depreciation and amortization expense; accretion of discount on asset retirement obligations; interest expense; income taxes; amortization of unit-based compensation and noncash commodity derivative related activity.

(b)	Distributable cash flow equals EBITDAX less the Partnership's estimated cash reserves to maintain production and cash flow, cash interest expense and cash income taxes.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
SUPPLEMENTAL INFORMATION
Open Commodity Derivative Positions as of November 1, 2011

	2011	Twelve Months Ending December 31,
	Fourth
	Quarter	2012	2013	2014

Oil Derivatives:
Swap contracts:
Volume (Bbls per day)	750	3,000	3,000	-
Price per Bbl	$77.25	$79.32	$81.02	$-
Collar contracts:
Volume (Bbl)	2,000	-	-	-
Price per Bbl:
Ceiling	$170.00	$-	$-	$-
Floor	$115.00	$-	$-	$-
Collar contracts with short puts:
Volume (Bbl)	1,000	1,000	1,000	2,000
Price per Bbl:
Ceiling	$99.60	$103.50	$111.50	$133.00
Floor	$70.00	$80.00	$83.00	$90.00
Short put	$55.00	$65.00	$68.00	$75.00
Percent of total oil production (a)	~90%	~90%	~85%	~40%
NGL Derivatives:
Swap contracts:
Volume (Bbls per day)	750	750	-	-
Price per Bbl (b)	$34.65	$35.03	$-	$-
Percent of total NGL production (a)	~50%	~50%	N/A	N/A
Gas Derivatives:
Swap contracts:
Volume (MMBtus per day)	2,500	5,000	2,500	-
Price per MMBtu (c)	$6.65	$6.43	$6.89	$-
Percent of total gas production (a)	~40%	~80%	~40%	N/A
Basis swap contracts:
Permian Basin index swaps (MMBtus per day) (d)	-	2,500	2,500	-
Price differential ($/MMBtu)	$-	$(0.30)	$(0.31)	$-

__________
(a)	Represents an estimated percentage of forecasted production, which may differ from the percentage of actual production.
(b)	Represents blended Mont Belvieu index prices per Bbl.
(c)	Represents the NYMEX Henry Hub index price or approximate NYMEX Henry Hub index price based on historical differentials to the index price on the derivative trade date.
(d)	Represents swaps that fix the basis differentials between the index price at which the Partnership sells its gas and NYMEX Henry Hub index price used in gas swap contracts.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL INFORMATION

Derivative Gains, Net
(in thousands)

	Three Months Ended	Nine Months Ended
	September 30, 2011	September 30, 2011

Noncash changes in fair value:
Oil derivative gains	$59,536	$51,808
NGL derivative gains	1,922	325
Gas derivative gains	872	569
Total noncash derivative gains	62,330	52,702

Cash settled changes in fair value:
Oil derivative losses	(5,429)	(20,868)
NGL derivative losses	(1,704)	(4,651)
Gas derivative gains	564	1,669
Total cash derivative losses, net	(6,569)	(23,850)
Total derivative gains, net	$55,761	$28,852

Deferred Gains on Discontinued Commodity Hedges as of September 30, 2011
(in thousands)

2011
Fourth
Quarter

Commodity hedge gains (a):
Oil	$9,197

__________
(a)	Deferred commodity hedge gains will be amortized as increases to oil revenues during the indicated future periods.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in millions, except per unit data)

Net income adjusted for unrealized mark-to-market derivative gains, as presented in this press release, is presented and reconciled to the Partnership’s net income determined in accordance with GAAP because the Partnership believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the Partnership’s business that, when viewed together with its financial results computed in accordance with GAAP, provides a more complete understanding of factors and trends affecting its historical financial performance and future operating results, greater transparency of underlying trends and greater comparability of results across periods. In addition, management believes that this non-GAAP measure may enhance investors’ ability to assess the Partnership’s historical and future financial performance. This non-GAAP financial measure is not intended to be a substitute for the comparable GAAP measure and should be read only in conjunction with the Partnership’s consolidated financial statements prepared in accordance with GAAP.  Unrealized mark-to-market derivative gains and losses are of a type that will recur in future periods; however, the amount can vary significantly from period to period. The table below reconciles the Partnership’s net income for the three months ended September 30, 2011, as determined in accordance with GAAP, to adjusted income excluding unrealized mark-to-market derivative gains for that quarter.

	After-tax	Per Common
	Amounts	Unit

Net income	$89	$2.69

Unrealized mark-to-market derivative gains	(62)	(1.88)

Adjusted income excluding unrealized mark-to-market derivative gains	$27	$0.81